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EXHIBIT  11

                            THE GYMBOREE CORPORATION
                       COMPUTATION OF NET INCOME PER SHARE
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                             13 WEEKS ENDED            26 WEEKS ENDED
                                            --------------------    --------------------
                                            AUGUST 2,   AUGUST 4,   AUGUST 2,   AUGUST 4,
                                              1997        1996        1997        1996
                                            ---------   ---------   ---------   ---------
NET INCOME                                  $ 4,578     $ 4,285     $13,177     $12,878
                                            ========    ========    ========    ========

Weighted average number of shares
outstanding during the period:

Common Stock                                 24,236      25,161      24,642      25,103

Add incremental shares from assumed
exercise of stock options and warrants          318         554         383         483
                                            --------    --------    --------    --------

                                             24,554      25,715      25,025      25,586
                                            ========    ========    ========    ========

PRIMARY NET INCOME PER SHARE                $  0.19     $  0.17     $  0.53     $  0.50
                                            ========    ========    ========    ========


Weighted average number of shares
outstanding during the period:

Common Stock                                 24,302      25,161      24,642      25,103

Add incremental shares from assumed
 exercise of stock options and warrants         319         555         381         491
                                            --------    --------    --------    --------

Weighted average common and common
 equivalent shares outstanding during
 the period                                  24,621      25,716      25,023      25,594
                                            ========    ========    ========    ========


FULLY DILUTED NET INCOME PER SHARE          $  0.19     $  0.17     $  0.53     $  0.50
                                            ========    ========    ========    ========


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